Exhibit 99.1

RPC, Inc. Announces Date for Second Quarter 2011
Financial Results and Conference Call

ATLANTA, July 12, 2011 -- RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the second quarter ended June 30, 2011 on Wednesday, July 27, 2011 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 27, 2011 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 599-4883 or (913) 312-1446 for international callers, and use conference ID#8364103.  For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor Web site at www.rpc.net.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben M. Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net